SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 29, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-34650 (Commission File Number)	04-3651093 (IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA (Address of principal executive offices)	95119 (Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On November 2, 2010, OCZ Technology Group, Inc., a Delaware corporation (“OCZ”), consummated a private placement of 7,139,960 shares of its common stock (the “Common Stock”) at a purchase price of $3.08125 per share under the terms and conditions of a Securities Purchase Agreement, dated October 29, 2010, by and between OCZ and each of several institutional and accredited individual investors listed therein (the “Purchase Agreement”), including certain existing security holders of OCZ.  OCZ received gross proceeds of approximately $22.0 million.  The investors also received warrants to purchase up to an aggregate of 1,784,996 shares of Common Stock at an exercise price of $5.25 per share.  The warrants issued to the investors will become exercisable on May 3, 2011, will expire on November 2, 2015, and may be exercised by the holders on a cashless basis.

OCZ agreed, under a Registration Rights Agreement, dated October 29, 2010, by and between OCZ and each of the investors listed therein (the “Registration Agreement”), to file a registration statement with the Securities and Exchange Commission covering shares of Common Stock sold to investors and the shares of Common Stock underlying the warrants issued to the investors on or prior to December 17, 2010.

In connection with the offering, OCZ paid a commission to its placement agent, Merriman Capital, Inc., of approximately $1.54 million in cash.  In addition, OCZ issued a warrant under which the placement agent has both the right to purchase up to 214,198 shares of Common Stock at an exercise price of $3.08125 per share and, at the time of such exercise, to receive a subsequent warrant to purchase up to an additional 53,549 shares of Common Stock at an exercise price of $5.25 per share.  Although the former warrant is exercisable upon issuance, the subsequent warrant is not to be issued, and therefore may not be exercised, unless and until the former warrant has been exercised.  The former warrant and any subsequent warrant (if and when issued) are exercisable until November 2, 2015 and may be exercised on a cashless basis.  The placement agent warrants contain certain piggyback registration rights.

OCZ sold the shares to investors and issued the warrants to investors and the placement agent without registration under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state securities laws for transactions by an issuer not involving any public offering.

The foregoing description of the Purchase Agreement, the investor warrants, the Registration Agreement and the placement agent warrant do not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report and incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits required to be filed as a part of this Current Report are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ ARTHUR F. KNAPP
Arthur F. Knapp
Interim Chief Financial Officer

Date:  November 3, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of Warrant for Investors

4.2	Form of Warrant for Placement Agent

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement